EXHIBIT 10.27.2


                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT ("Agreement"), dated as of February 20, 2001, is by and among Probex Corp., a Delaware corporation ("Debtor"), Cambridge Strategies, LLC, a Texas limited liability company ("Collateral Agent"), Beachcraft Limited Partnership, a Texas limited partnership, Michael and Cindi Crockett, each individual residents of the State of Illinois, J. Brad Carter, an individual resident of the State of Tennessee, Matthew Paul Buss, an individual resident of the State of Illinois, Probex Southwest Partnership, LP, a Texas limited partnership, James Forbes, an individual resident of the State of Illinois, Michael R. Buss, an individual resident of the State of Illinois, and Daniel J. Peasley, an individual resident of the State of Iowa (together with Collateral Agent, collectively, "Secured Parties").

                                    RECITALS:

         A. Concurrently with the execution of this Agreement, Debtor is executing those certain Secured Promissory Notes in the original aggregate principal amount of $3,000,000, in favor of Secured Parties (as amended, restated or modified, the "Notes").

         B. The execution and delivery of this Agreement is required by the terms of the Notes and is a condition to their effectiveness.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                          Security Interest and Pledge

         Section 1. Security Interest and Pledge. As collateral security for the prompt payment in full when due of all of the obligations, indebtedness and liabilities of Debtor to Secured Parties arising pursuant to or in connection with the Notes or this Agreement, whether now existing or hereafter arising, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, Debtor hereby pledges and grants to Secured Parties, a security interest in and to all of Debtor's right, title and interest in and to the following (such property being hereinafter sometimes called the "Collateral"):

         (a) all accounts, accounts receivable, documents, instruments, chattel paper, and general intangibles of Debtor and all products and proceeds thereof; and

         (b) all equipment, inventory, machinery, and fixtures of Debtor and all accessions thereto and all products and proceeds thereof;

provided, however, the Collateral shall exclude (i) all Intellectual Property of Debtor and its subsidiaries (for purposes of this Agreement, "Intellectual Property" means, with respect to any entity, proprietary information, trade secret or knowledge, including, without limitation, confidential information, patents, trademarks, service marks, inventions, products, designs, development techniques, methods, know-how, techniques, systems, processes, software programs, works of authorship, formulae and any other information of a technical nature), and (ii) all collateral evidenced by that certain Security Agreement, dated as of November 29, 2000, by and between Probex Fluids Recovery, Inc. ("PFR"), a wholly-owned subsidiary of the Debtor, and Wilmington Trust Company
("WTC"), as collateral agent for the holders of PFR's 7% Senior Secured Convertible Notes Due November 2004, which includes, but is not limited to, all accounts, accounts receivable, documents, instruments, chattel paper, general intangibles, equipment, inventory, machinery, and fixtures and all accessions thereto and all products and proceeds thereof of PFR and all capital stock of PFR evidenced by that certain Pledge Agreement, dated as of November 29, 2000, by and between the Debtor and WTC and acknowledged by PFR (collectively, the "PFR Assets"), all of which are subject to a lien and security interest in favor of the holders of PFR's 7% Senior Secured Convertible Notes Due November 2004.

         Section 1. 2 Obligations. The Collateral shall secure the following obligations, indebtedness and liabilities of Debtor (all such obligations and indebtedness being hereinafter sometimes called the "Obligations"):

         (a) the obligations and indebtedness of Debtor to Secured Parties evidenced by the Notes;

         (b) all costs and expenses, including, without limitation, all reasonable attorneys' fees and legal expenses, incurred by Collateral Agent to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Agreement;

         (c) all extensions, renewals and modifications of any of the foregoing.

                         Representations and Warranties

         To induce Secured Parties to enter into this Agreement, Debtor represents and warrants to Secured Parties that:

         Section 2.1 Title. Except for the security interest granted herein, Debtor owns, and with respect to the Collateral acquired after the date hereof, Debtor will own, the Collateral free and clear of any lien, security interest, or other encumbrance.

         Section 2.2 Accounts. Unless Debtor has given Collateral Agent written notice to the contrary, whenever the security interest granted hereunder attaches to an account, Debtor shall be deemed to have represented and warranted to Secured Parties as to each and all of its accounts that (i) each account is genuine and in all respects what it purports to be, (ii) each account represents the legal, valid, and binding obligation of the account debtor evidencing indebtedness unpaid and owed by such account debtor arising out of the performance of labor or services by Debtor or the sale or lease of goods by Debtor, (iii) the amount of each account represented as owing is the correct amount actually and unconditionally owing except for normal trade discounts granted in the ordinary course of business, and (iv) no account is subject to any offset, counterclaim, or other defense.

         Section 2.3 Financing Statements. No financing statement, security agreement, or other lien instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in favor of Collateral Agent pursuant to this Agreement.

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         Section 2.4  Organization  and Authority.  Debtor is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation. Debtor has the corporate power and authority to execute, deliver, and perform this Agreement, and the execution, delivery, and performance of this Agreement by Debtor has been authorized by all necessary corporate action on the part of Debtor and does not and will not violate any law, rule or regulation or the certificate of incorporation or bylaws of Debtor and does not and will not conflict with, result in a breach of, or constitute a default under the provisions of any indenture, mortgage, deed of trust, security agreement, or other instrument or agreement pursuant to which Debtor or any of its property is bound.

         Section 2.5 Principal Place of Business. The principal place of business and chief executive office of Debtor, and the office where Debtor keeps its books and records, is located at the address of Debtor shown beside its name on the signature page hereof.

         Section 2.6 Location of Collateral. All inventory, machinery, and equipment of Debtor are located in Dallas County or Denton County, Texas.

                       Affirmative and Negative Covenants

         Debtor covenants and agrees with Secured Parties that:

         Section 3.1 Maintenance. Debtor shall maintain the Collateral in good operating condition and repair and shall not permit any waste or destruction of the Collateral or any part thereof. Debtor shall not use or permit the Collateral to be used in violation of any law or inconsistently with the terms of any policy of insurance. Debtor shall not use or permit the Collateral to be used in any manner or for any purpose that would impair the value of the Collateral or expose the Collateral to unusual risk.

         Section 3.2 Encumbrances. Debtor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any lien, security interest, or other encumbrance on the Collateral except the pledge and security interest of Secured Parties hereunder, and shall defend Debtor's rights in the Collateral and Secured Parties' security interest in the Collateral against the claims of all others.

         Section 3.3 Modification of Collateral. Debtor shall do nothing to impair the rights of Secured Parties in the Collateral. Without the prior written consent of Collateral Agent, Debtor shall not grant any extension of time for any payment with respect to the Collateral, or compromise, compound, or settle any of the Collateral, or release in whole or in part any person or entity liable for payment with respect to the Collateral, or allow any credit or discount for payment with respect to the Collateral other than normal trade discounts granted in the ordinary course of business, or release any lien, security interest, or assignment securing the Collateral, or otherwise amend or modify any of the Collateral.

         Section 3.4 Sale of Collateral. Debtor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof without the prior written consent of Collateral Agent, other than in the ordinary course of business of Debtor and its subsidiaries.

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

         Section 3.5 Further Assurances. At any time and from time to time, upon the request of Collateral Agent, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Parties may deem reasonably necessary or desirable to preserve and perfect their security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as Collateral Agent may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.

         Section 3.6 Risk of Loss; Insurance. Debtor shall be responsible for any loss of or damage to the Collateral. Debtor shall maintain, with financially sound and reputable companies, insurance policies (i) insuring the Collateral against loss by fire, explosion, theft, and such other risks and casualties as are customarily insured against by companies engaged in the same or a similar business, and (ii) insuring Debtor and Secured Parties against liability for personal injury and property damage relating to the Collateral and the operation of Debtor's business, such policies to be in such amounts and covering such risks as are customarily insured against by companies engaged in the same or a similar business, with losses payable to Debtor and Secured Parties as their respective interests may appear. All insurance with respect to the Collateral shall provide that no cancellation, reduction in amount, or change in coverage thereof shall be effective unless Collateral Agent has received thirty (30) days prior written notice thereof. Debtor shall deliver to Collateral Agent copies of all insurance policies covering the Collateral or any part thereof upon request. In addition, Debtor shall cause Probex Fluids Recovery, Inc, a Delaware corporation and Debtor's wholly-owned subsidiary, to maintain insurance policies in such amounts and covering such risks as are customarily insured against by companies engaged in the same or a similar business.

         Section 3.7 Warehouse Receipts Non-Negotiable. Debtor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its inventory, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as adopted by the State of Texas).

         Section 3.8 Inspection Rights. Debtor shall permit Collateral Agent and its representatives to examine or inspect the Collateral wherever located and to examine, inspect, and copy Debtor's books and records at any reasonable time and as often as Collateral Agent may desire.

         Section 3.9 Taxes. Debtor agrees to pay or discharge prior to delinquency all taxes, assessments, levies, and other governmental charges imposed on it or its property, except Debtor shall not be required to pay or discharge any tax, assessment, levy, or other governmental charge if (i) the amount or validity thereof is being contested by Debtor in good faith by appropriate proceedings diligently pursued, (ii) such proceedings do not involve any risk of sale, forfeiture, or loss of the Collateral or any interest therein, and (iii) adequate reserves therefor have been established in conformity with generally accepted accounting principles.

         Section 3.10 Obligations. Debtor shall duly and punctually pay and perform the Obligations.


         Section 3.11 Notification. Debtor shall promptly notify Collateral Agent of (i) any lien, security interest, encumbrance, or claim made or threatened against the Collateral, (ii) any material change in the Collateral,

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including, without limitation, any material damage to or loss of the Collateral, and (iii) the occurrence or existence of any Event of Default (as defined in the Notes) or the occurrence or existence of any condition or event that, with the giving of notice or lapse of time or both, would be an Event of Default.

         Section 3.12 Corporate Changes. Debtor shall not change its name, identity, or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading unless Debtor shall have given Collateral Agent thirty (30) days prior written notice thereof and shall have taken all action deemed reasonably necessary or desirable by Collateral Agent to make each financing statement not seriously misleading. Debtor shall not change its principal place of business, chief executive office, or the place where it keeps its books and records unless it shall have given Collateral Agent thirty (30) days prior written notice thereof and shall have taken all action deemed reasonably necessary or desirable by Collateral Agent to cause the security interest in the Collateral to be perfected with the priority required by this Agreement.

         Section 3.13 Books and Records; Information. Debtor shall keep accurate and complete books and records of the Collateral and Debtor's business and financial condition in accordance with generally accepted accounting principles consistently applied. Debtor shall from time to time at the request of Collateral Agent deliver to Collateral Agent such information regarding the Collateral and Debtor, to the extent publicly disclosed, as Collateral Agent may reasonably request, including, without limitation, lists and descriptions of the Collateral and evidence of the identity and existence of the Collateral. Debtor shall mark its books and records to reflect the security interest of Secured Parties under this Agreement.

         Section 3.14 Compliance with Agreements. Debtor shall comply in all material respects with all mortgages, deeds of trust, instruments, and other agreements binding on it or affecting its properties or business.

         Section 3.15 Compliance with Laws. Debtor shall comply with all applicable laws, rules, regulations, and orders of any court or governmental authority.

         Section 3.16 Location of Collateral. Debtor shall not move any of its equipment, machinery, or inventory from the locations specified herein without the prior written consent of Collateral Agent.

         Section 3.17 Intellectual Property. So long as any of the Obligations remain outstanding, Debtor shall not create, permit, or suffer to exist, any lien, security interest, or other encumbrance on, and shall not sell, assign, or otherwise dispose of, the Intellectual Property, in any case, without the prior written consent of Collateral Agent; provided, however, the foregoing shall not limit the Debtor's or its subsidiaries' ability to license or otherwise distribute the Intellectual Property while retaining its ownership interest therein.

                      Rights of Secured Parties and Debtor

         Section 4.1 Power of Attorney. DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS COLLATERAL AGENT AND ANY OFFICER OR AGENT THEREOF, WITH FULL POWER OF SUBSTITUTION, AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT WITH FULL IRREVOCABLE

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

POWER AND AUTHORITY IN THE PLACE AND STEAD AND IN THE NAME OF DEBTOR OR IN ITS OWN NAME, FROM TIME TO TIME IN COLLATERAL AGENT'S DISCRETION, TO TAKE ANY AND ALL ACTION AND TO EXECUTE ANY AND ALL DOCUMENTS AND INSTRUMENTS WHICH MAY BE NECESSARY OR DESIRABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. Collateral Agent shall not be under any duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Parties in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions resulting from its willful misconduct. This power of attorney is conferred on Collateral Agent solely to protect, preserve, and realize upon Secured Parties' security interest in the Collateral.

         Section 4.2 Secured Parties' Duty of Care. Other than the exercise of reasonable care in the physical custody of the Collateral while held by Secured Parties hereunder, Secured Parties shall not have any responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto; it being understood and agreed that Debtor shall be responsible for preservation of all rights in the Collateral. Without limiting the generality of the foregoing, Secured Parties shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral if Secured Parties take such action, for purposes of preserving rights in the Collateral, as Debtor may reasonably request in writing, but no failure or omission or delay by Secured Parties in complying with any such request by Debtor, and no refusal by Secured Parties to comply with any such request by Debtor, shall be deemed to be a failure to exercise reasonable care.

                                     Default

         Section 5. Rights and Remedies. If any event of default shall occur under either the Notes or this Agreement, Secured Parties shall have all of the rights and remedies of secured parties under the Uniform Commercial Code as adopted by the State of Texas as well as any other rights and remedies permitted under or provided by applicable law.

                         Agreement Among Secured Parties

         Section 6.1 Financing Statement. Secured Parties together will file one financing statement covering all of the Collateral in the name of the Collateral Agent in order to simultaneously perfect their security interest in the Collateral.

         Section 6.2 Appointment of Collateral Agent. Collateral Agent is hereby appointed, empowered and authorized to act as the agent-in-fact for each Secured Party for the sole purpose of filing the financing statements and enforcing Secured Parties' rights under their respective Notes and this Agreement. Each Secured Party hereby appoints and authorizes Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly

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

provided for by this Agreement and the Notes, Collateral Agent may, but shall not be required to, exercise discretion or to take any action that it deems reasonable, but shall be required to act or to refrain from acting upon the written instructions of all of Secured Parties; provided, however, that Collateral Agent shall not be required to take any action that is contrary to this Agreement, the Notes or applicable law.

         Section 6.3 Duties. Collateral Agent shall have the exclusive authority to seek administration, enforcement and collection of the Debtor's obligations under each of the Notes and this Agreement. Absent the unwillingness of Collateral Agent to enforce Secured Parties' rights under this Agreement, Secured Parties shall refrain from independently seeking collection and enforcement of the obligations under this Agreement. If one of Secured Parties shall obtain any payment or funds, except as otherwise expressly provided for herein (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise), in excess of its pro rata share of payments, such recipient Secured Party shall pay to the Collateral Agent its pro rata share of such excess payment or funds, and Collateral Agent shall reallocate such funds pro rata among all of Secured Parties. If all or a portion of any payment received by one of Secured Parties is held to constitute a preference or otherwise recovered under the bankruptcy laws, or if for any other reason such Secured Party is required to refund such payment or pay the amount thereof to Debtor or any third party, the Collateral Agent shall pay such Secured Party its pro rata share of such recovered payment.

         Section 6.4 Enforcement. Upon enforcement and collection of the obligations in whole or in part under this Agreement, Secured Parties will share pro rata in the proceeds resulting from such collections based upon the ratio of the amount due and owing to Secured Parties under their respective Notes to the aggregate amount due and owing under all of the Notes.


                                  Miscellaneous

         Section 7.1 No Waiver; Cumulative Remedies. No failure on the part of Secured Parties to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

         Section 7.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Parties and their respective heirs, personal representatives, successors and assigns, except that Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Parties.

         Section 7.3 Amendment; Entire Agreement. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER
WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS

AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

         Section 7.4 Notices. All notices and other communications provided for in this Agreement shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified beside its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three (3) days business days after deposit in the mails, in each case given or addressed as aforesaid.

         Section 7.5 Applicable Law; Venue; Service of Process. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         Section 7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 7.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 7.8 Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 7.9 Construction. Debtor and Secured Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Debtor and Secured Parties.


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         IN  WITNESS  WHEREOF,  the  parties  hereto  have  duly  executed  this
Agreement as of the day and year first written above.

                                     DEBTOR:


                                     PROBEX CORP.,
                                     a Delaware corporation
Address:
                                     By:  /s/ Bruce A. Hall
13355 Noel Road, Suite 1200             ---------------------------------------
Dallas, Texas 75240                  Name:    Bruce A. Hall
Attn:  Bruce A. Hall, CFO            Title:   Senior Vice President & Chief
Facsimile:  (972) 980-8545                    Financial Officer


















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

                                           SECURED PARTIES:
                                           ---------------


                                           BEACHCRAFT LIMITED PARTNERSHIP
Address:

P.O. Box 280                               By:      /s/ Jim McCook
Cookville, Texas 75558                         --------------------------------
Attn: ___________________                  Name: Jim McCook
Facsimile: (903) 577-0614                  Title: General Partner trustee of
                                                  Beachcraft Trust for
                                                  Beachcraft Limited Partnership



                                           CAMBRIDGE STRATEGIES, LLC
Address:

P.O. Box 117661                            By:    /s/ Ronald James Tiso
Carrollton, Texas 75001                       ---------------------------------
Attn: Ron Tiso                             Name: Ronald James Tiso
Facsimile: (972) 492-4092                  Title: Managing Partner




Address:                                    /s/ Michael Crockett
                                           ---------------------------------
5517 N. Kildare Avenue                     Michael Crockett
Chicago, Illinois 60630
Facsimile: (312) 207-1900                  /s/ Cindi Crockett
                                          ---------------------------------
                                           Cindi Crockett



Address:                                    /s/ J. Brad Carter
                                           ---------------------------------
28 Rivers Run Way                          J. Brad Carter
Oak Ridge, Tennessee 37830
Facsimile: (865) 482-5242


Address:                                    /s/ Matthew Paul Buss
                                           ---------------------------------
2638 N. Halsted #2F                        Matthew Paul Buss
Chicago, Illinois 60614
Facsimile: (312) 207-1900


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

                                           PROBEX SOUTHWEST PARTNERSHIP, LP
Address:

3204 Long Prairie Road, Suite C            By:  /s/ Nicholas W. Hollingshad
Flower Mound, Texas 75022                     ---------------------------------
Attn: __________________                   Name:  Nicholas W. Hollingshad
Facsimile: (972) 355-7204                  Title:  General partner


Address:                                    /s/ James Forbes
                                           ---------------------------------
10 N. 800 Muirhead Road                    James Forbes
Elgin, Illinois 60123
Facsimile: (312) 207-1900

Address:                                    /s/ Michael R. Buss
                                           ---------------------------------
18 West Chestnut #45                       Michael R. Buss
Chicago, Illinois 60610
Facsimile: (312) 207-1900

Address:                                    /s/ Daniel J Peasley
                                           ---------------------------------
11052 Fawn Road                            Daniel J. Peasley
Burlington, Iowa 52601
Facsimile: (319) 758-9079











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